Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 (Amendment No. 3 No. 333-167585) of our reports dated March 4, 2011 relating to the financial statements of Teucrium Trading, LLC and Teucrium Commodity Trust, and our report dated March 4, 2011 relating to the financial statement of Teucrium Sugar Fund, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ Rothstein, Kass & Company, P.C.

Roseland, New Jersey
May 31, 2011